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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 4, 2005

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)




        Delaware                       1-7573                     73-0618660
(State or other jurisdiction         (Commission              (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)



                         1401 Enclave Parkway, Suite 600
                              Houston, Texas 77077
          (Address of principal executive offices, including zip code)


                                 (281) 406-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.

On January 4, 2005, Parker Drilling Offshore USA, L.L.C., an Oklahoma limited liability company ("PDOUSA") and indirect wholly owned subsidiary of Parker Drilling Company, a Delaware corporation (the "Company"), completed the previously announced sale of PDOUSA's Rig 25J to Hercules Assets, LLC, a Delaware limited liability company, for $21.5 million. For additional information about this disposition, please see the Company's Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 19, 2004.

On January 6, 2005, the Company issued a notice for the redemption on February 7, 2005 of $25,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Notes due 2009. The notes will be redeemed at the redemption price of 105.0625% of the principal amount thereof plus accrued and unpaid interest up to but not including the redemption date. The Company will fund the redemption using proceeds from the sale of PDOUSA's Rig 25J and other cash on hand. Immediately after completion of this redemption, $130,608,000 principal amount of the notes will be outstanding.


                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PARKER DRILLING COMPANY


Dated:  January 6, 2005                  By: /s/ James W. Whalen
                                             -------------------
                                             James W. Whalen
                                             Senior Vice President and
                                             Chief Financial Officer